EXHIBIT 24.2

POWER OF ATTORNEY

Dated: May 21, 2009

Know All Men By These Presents, that the undersigned directors and officers of REGIONS FINANCIAL CORPORATION (the “Corporation”) whose signatures appear below hereby constitute and appoint John D. Buchanan as his or her true and lawful agent and attorney-in-fact, with full power of substitution and re-substitution, and with full power and authority in said agent and attorney-in-fact to sign for the undersigned and in their respective names as directors and officers of the Corporation, a Registration Statement to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any or all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, relating to the registration of up to $2.5 billion aggregate principal amount of securities.

Each of the undersigned has executed this power of attorney on the date first written above.

Signature	Title
/S/ LEE J. STYSLINGER III Lee J. Styslinger III	Director